Exhibit 31.4

CERTIFICATIONS

I, Glenn P. Sblendorio, certify that:

1. I have reviewed this report on Form 10-K/A of The Medicines Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  Glenn P. Sblendorio
Glenn P. Sblendorio
Executive Vice President and Chief Financial Officer

Dated: May 24, 2011